Oasis Midstream Partners Announces Retirement of Thomas Nusz and Appointment of Douglas E. Brooks to Board of Directors
HOUSTON, Dec. 23, 2020 /PRNewswire/ -- Oasis Midstream Partners LP (NYSE: OMP) (the "Partnership" or "OMP") today announced that Thomas Nusz, Oasis Petroleum Inc.'s ("Oasis") Chief Executive Officer, retired from his position as Chief Executive Officer of Oasis and its Board of Directors effective December 22, 2020.  He will remain employed by Oasis through December 30, 2020. At the same time, Mr. Nusz also retired from his position as the Chairman of the board of directors of the general partner of OMP.  Douglas E. Brooks, Oasis' Board Chair, has been elected to serve on the board of directors of the general partner of OMP, and he is expected to be elected by the board of directors of the general partner (the "GP Board") to serve as Chairman of the GP Board.  Mr. Brooks has been appointed to the additional role of Chief Executive Officer ("CEO") of Oasis effective December 22nd.  The Oasis Board of Directors will conduct a search for a new CEO, which it expects will be complete over the next few months.
Douglas E. Brooks commented, "We want to thank Tommy for his tireless efforts and leadership since our IPO in 2017.  He founded and guided Oasis through numerous commodity cycles and uniquely positioned OMP for differential performance over the past several years.  The midstream team continues to be focused on capturing third party business while taking a prudent approach to capital spending given the current market environment."
Mr. Brooks has over 35 years of experience in the oil and gas industry.  He has had successful CEO roles at Energy XXI Gulf Coast, Inc., Yates Petroleum Corporation and Aurora Oil & Gas Limited, in addition to his 24-year tenure at Marathon Oil Company.  Mr. Brooks has also built two private equity-sponsored firms focused on unconventional resource projects in the western U.S.  He is currently a board member of California Resources Corporation and has served as a board member for Chaparral Energy, Inc., Energy XXI Gulf Coast, Inc., Aurora Oil & Gas Limited, Magdalena Energy Company, Yates Petroleum and the Houston Producers' Forum.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements may include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership's capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership's ability to integrate acquisitions into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership's customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Midstream Partners LP
Oasis Midstream is a growth-oriented, fee-based master limited partnership initially formed by Oasis Petroleum (NYSE: OAS) to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum and strategically positioned to capture volumes from other producers. Oasis Midstream's initial assets are located in the Williston Basin area of North Dakota and Montana. For more information, please visit Oasis Midstream's website at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9638
Director, Investor Relations